UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2009 (March 18, 2009)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On March 18, 2009 Chemtura Corporation (the “Company”) and certain of its subsidiaries organized in the United States (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (also disclosed via press release attached as Exhibit 99.1). The chapter 11 cases are being jointly administered under the caption In re Chemtura Corp, et al., Bankr. S.D.N.Y, No 09-11233 (REG). (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of a Senior Secured Super-Priority Debtor in Possession Credit and Security Agreement (the “DIP Credit Agreement”) between and among the Company, as a Borrower, each of the other Debtors, as Subsidiary Borrowers, Citibank N.A., as the Administrative Agent, Royal Bank of Scotland plc, as Syndication Agent, Citigroup Global Markets Inc., as Sole Lead Arranger and Bookrunner and the lenders that from time to time become party thereto. The Debtors’ motion was approved on an interim basis on March 20, 2009.  The DIP Credit Agreement, substantially in the form attached to the motion filed with the Bankruptcy Court, provides for a first priority and priming secured revolving credit commitment of up to $400 million. The proceeds of the loans and other financial accommodations incurred under the DIP Credit Agreement will be used to, among other things, provide the Debtors with working capital for general corporate purposes. The DIP Credit Agreement contains events of default and includes certain financial covenants.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default under, or otherwise triggered repayment obligations with respect to, a number of debt instruments and agreements relating to direct and indirect financial obligations of the Debtors (the “Debt Documents”). All obligations under the Debt Documents have become automatically and immediately due and payable. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents will be stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The Debt Documents and the approximate principal amount of debt currently outstanding thereunder, are as follows:

1.	$500 million of 6.875% Notes due 2016, under an Indenture dated as of April 24, 2006;
2.	$400 million of 7% Notes due July 15, 2009, under an Indenture dated as of July 16, 1999;
3.	$150 million 6.875% Debentures due 2026, under and Indenture dated as of February 1, 1993;
4.
$189 million of revolving loans due 2009 under the Amended and Restated Credit Agreement, dated as of December 12, 2005, among the Company, certain of its subsidiaries and Citibank, N.A., and the Lenders named therein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2009, the Company received notice from the New York Stock Exchange (the “Exchange”) that it had decided to suspend trading in the Company's common stock based on the Company filing a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which is described in Item 1.03 of this Current Report on Form 8-K.  The Company expects the Exchange to file a Form 25 with the Securities and Exchange Commission to delist the Company's common stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2009, Raymond E. Dombrowski, Jr. was appointed as the Company’s Chief Restructuring Officer. In connection with this appointment, on March 18, 2009, the Company entered into that certain Letter Agreement, dated March 18, 2009 (the "Letter Agreement", attached as Exhibit 99.2), between the Company and Alvarez & Marshal North America, LLC ("A&M"), amending the agreement, dated March 3, 2009, between the Company and A&M. Pursuant to the Letter Agreement, the Company will compensate A&M for Mr. Dombrowski’s services as Chief Restructuring Officer on a monthly basis at a rate of $150,000 per month and incentive compensation in the amount of $3,000,000 payable upon the earlier of (a) the consummation of a Chapter 11 plan of reorganization and (b) the sale, transfer, or other disposition of all or a substantial portion of the assets or equity of the Company.  The Letter Agreement is subject to the Bankruptcy Court’s approval. Mr. Dombrowski is independently compensated pursuant to arrangements with A&M, a financial advisory and consulting firm specializing in corporate restructuring. Mr. Dombrowski will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans. The Company is seeking approval of the Letter Agreement from the Bankruptcy Court where the Company’s Chapter 11 Cases are pending.

Item 7.01. Regulation FD Disclosure.

Additional information regarding the Chapter 11 Cases is available on the internet at www.chemtura.com. Court filings and claims information are available at www.kccllc.net/chemtura. The Company expects to begin submitting monthly operating reports to the Court, and also plans to post these monthly reports in the Investor Relations section of the Company’s website at www.chemtura.com. The Company expects to continue to file reports with the United States Securities and Exchange Commission, which will also be available in the Investor Relations section of the Company’s website at www.chemtura.com.

Item 8.01. Other Events.

The 2009 Annual Meeting of Shareholders of the Company, previously scheduled for May 13, 2009 (as disclosed on Form 8-K dated January 2, 2009) will be postponed as a result of the Company filing a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which is described in Item 1.03 of this Current Report on Form 8-K.

Additional information regarding the Chapter 11 Cases is available on the internet at www.chemtura.com. Court filings and claims information are available at www.kccllc.net/chemtura

Forward-Looking Statements

Statements contained in this report that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements.  These statements are made as of the date of this report based upon current expectations, and we undertake no obligation to update this information.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

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(d)	Exhibits.

Exhibit Number	Exhibit Description
99.1	Chemtura Corporation Press Release dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

	By:	/s/ Billie S. Flaherty
Name: Billie S. Flaherty
Title: Secretary

Date: March 23, 2009

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Chemtura Corporation Press Release dated March 18, 2009